Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated August 28, 2009, which is included in the Annual Report on Form 10-K of Black Tusk Minerals Inc., in the Company’s Registration Statement on Form S-8 pertaining to the “2009 Non-Qualified Stock Option Plan”.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 26, 2010